UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2023

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10222 Barnes Canyon Road, Bldg. #2
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 10, 2023, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) issued a press release and made available a corporate presentation announcing topline results from its Phase 3 PATHFNDR-1 study (NCT04837040). Copies of the press release and corporate presentation are attached as Exhibits 99.1 and 99.2, respectively, to this report. The corporate presentation will also be available under the “Investors” section of the Company’s website. The Company intends to deliver the corporate presentation during a conference call and live webcast with the investment community on September 11, 2023, at 8:00 a.m. Eastern Time.

The information contained in this Item 7.01, including in Exhibits 99.1 and 99.2 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On September 10, 2023, Crinetics announced that paltusotine, an oral, once-daily investigational compound, achieved positive results by meeting the primary endpoint and all secondary endpoints of the Phase 3 PATHFNDR-1 study (NCT04837040). PATHFNDR-1 was a randomized, double-blind, placebo-controlled 36-week treatment period followed by an optional open label extension study evaluating paltusotine in participants with acromegaly switching from standard-of-care injected depot somatostatin analogs. The study enrolled participants with acromegaly who were biochemically controlled on octreotide or lanreotide depot monotherapy. PATHFNDR-1 is one of two ongoing, placebo-controlled Phase 3 studies of once-daily, oral paltusotine.

The study met statistical significance (p<0.0001) on the primary endpoint, based on the proportion of participants taking paltusotine (83%) who maintained an insulin-like growth factor 1 (IGF-1) level ≤ 1.0 times the upper limit of normal (xULN) compared to those taking placebo (4%). All secondary endpoints also met statistical significance: change from baseline in IGF-1 level (xULN) (p<0.0001), change from baseline in Acromegaly Symptoms Diary (ASD) total score (p=0.02) and proportion of participants who maintained a growth hormone (GH) level of <1.0ng/mL (p=0.0003).

In PATHFNDR-1, paltusotine was well tolerated and no serious or severe adverse events were reported in participants treated with paltusotine. The frequency of participants with at least one treatment emergent adverse event (TEAE) was comparable in the paltusotine (PAL) treatment arm vs. placebo (PBO) arm (80% vs. 100% respectively). The most commonly reported TEAEs in paltusotine included: arthralgia (27% PAL vs. 57% PBO), headache (20% PAL vs. 36% PBO), diarrhea (23% PAL vs. 14% PBO), abdominal pain (17% PAL vs. 11% PBO) and nausea (10% PAL vs. 7% PBO). The frequency of adverse events considered related to acromegaly was notably lower in paltusotine treated participants compared to placebo treated participants (30% vs. 86% respectively).

A full analysis of the PATHFNDR-1 results is underway, which the Company expects to present at upcoming scientific conferences. PATHFNDR-2, a Phase 3 study of oral paltusotine in participants with acromegaly who are treatment-naïve or not currently receiving medical therapy, is fully enrolled and topline data are expected in the first quarter of 2024. Pending successful findings from the PATHFNDR-2 study, Crinetics plans to submit a new drug application to the U.S. Food and Drug Administration in 2024 seeking regulatory approval for all acromegaly patients who require pharmacotherapy, including newly diagnosed patients and those switching from other therapies.

The Company is also conducting an open-label Phase 2 study to evaluate paltusotine in patients with carcinoid syndrome and expects to report interim results later this year.

The PATHFNDR Program consists of two Phase 3 double-blind, placebo-controlled studies. PATHFNDR-1 (NCT04837040) enrolled a total of 58 adults with acromegaly who entered with an IGF-1 level ≤ 1.0 xULN on octreotide or lanreotide depot monotherapy. They were randomized to receive once-daily, oral paltusotine for 36 weeks or placebo. PATHFNDR-2 (NCT05192382) enrolled 112 adults with acromegaly who had elevated IGF-1 levels but were medication naïve or were not being treated with pharmacotherapy (untreated patients).

The primary endpoint for both studies is the proportion of patients achieving IGF-1 ≤1.0 xULN compared to placebo. If successful, Crinetics believes these studies could support registration of paltusotine in the United States and Europe for all acromegaly patients who require pharmacotherapy, including untreated patients and those switching from standard of care.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this report are forward-looking statements, including statements regarding the plans and timelines for the clinical development of paltusotine, including the therapeutic potential and clinical benefits or safety profile thereof; the expected timing of topline data from the ongoing Phase 3 clinical study of paltusotine in acromegaly and Phase 2 study of paltusotine in carcinoid syndrome; plans to submit data from the ongoing Phase 3 clinical studies of paltusotine in acromegaly to regulators in support of applications seeking approval for the use of paltusotine in acromegaly patients and the expected timing of an NDA submission for paltusotine for the treatment for all acromegaly patients who require pharmacotherapy; and the potential for any of our ongoing clinical studies to show safety or efficacy. These forward-looking statements speak only as of the date of this report and are subject to a number of risks, uncertainties and assumptions, including, without limitation, topline data that we report may change following a more comprehensive review of the data related to the clinical studies and such data may not accurately reflect the complete results of a clinical study, and the FDA and other regulatory authorities may not agree with our interpretation of such results; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; the COVID-19 pandemic and other geopolitical events may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical studies and preclinical studies, manufacturing and supply chain, or impairing employee productivity; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical studies and nonclinical studies; regulatory developments in the United States and foreign countries; clinical studies and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development or be approved for marketing; Crinetics may use its capital resources sooner than expected; any future impacts to our business resulting from geopolitical developments outside our control; and the other risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 10, 2023

99.2	Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: September 11, 2023	By:	/s/ R. Scott Struthers, Ph. D.
R. Scott Struthers, Ph. D.
President and Chief Executive Officer